Exhibit 99.1

The Priceline Group Reports Financial Results for 4th Quarter and Full-Year 2015
NORWALK, CT - February 17, 2016. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 4th quarter and full-year 2015 financial results. Fourth quarter gross travel bookings for The Priceline Group (the "Company", the "Group," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, net of cancellations, were $12.0 billion, an increase of 13% over a year ago (approximately 24% on a constant currency basis).
The Group's gross profit for the 4th quarter was $1.9 billion, a 12% increase from the prior year (approximately 23% on a constant currency basis). International operations contributed gross profit in the 4th quarter of $1.6 billion, a 12% increase versus a year ago (approximately 25% on a constant currency basis). The Group had GAAP net income applicable to common shareholders for the 4th quarter of $504 million, or $10.00 per diluted share, which compares to $452 million or $8.56 per diluted share, in the same period a year ago.
Non-GAAP net income in the 4th quarter was $641 million, an 11% increase versus the prior year. Non-GAAP net income was $12.63 per diluted share, compared to $10.85 per diluted share a year ago. FactSet consensus for the 4th quarter 2015 was $11.81 per diluted share. Adjusted EBITDA for the 4th quarter 2015 was $790 million, an increase of 11% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
For the full-year 2015, the Group had gross travel bookings of $55.5 billion, a 10% increase compared to 2014 (approximately 25% on a constant currency basis). Gross profit for the Group in 2015 was $8.6 billion, a 13% increase from the prior year (approximately 27% on a constant currency basis). International operations contributed full-year gross profit of $7.4 billion, a 12% increase versus the prior year (approximately 28% on a constant currency basis). The Group had GAAP net income for full-year 2015 of $2.6 billion, or $49.45 per diluted share, which compares to $2.4 billion or $45.67 per diluted share in 2014.
Non-GAAP net income for 2015 was $3.0 billion, a 6% increase versus the prior year. Non-GAAP net income was $58.33 per diluted share, compared to $53.31 per diluted share a year ago. Adjusted EBITDA for 2015 was $3.7 billion, an increase of 7% over a year ago.
"The Priceline Group finished 2015 with a strong 4th quarter, reporting accelerating growth in hotel room nights booked," said Darren Huston, President and CEO of The Priceline Group. "Globally, our accommodation business booked 99 million room nights in the fourth quarter, up 27% over the same period last year. International gross bookings growth accelerated to 29% on a constant currency basis and the Group's total gross profit grew by about 23% on a constant currency basis. Booking.com continues to expand and innovate and now has over 850,000 hotels and other accommodations in over 220 countries and territories across the globe, up 34% from last year."
Looking forward, Mr. Huston said, "The Group’s brands are starting 2016 with strong momentum. We will continue to invest in our brands to organically grow for the long term using our consistent ROI-driven investment philosophy of creating value."
The Priceline Group said it was targeting the following for 1st quarter 2016:

•	Year-over-year increase in room nights booked of approximately 20% - 27%.

•	Year-over-year increase in total gross travel bookings of approximately 12% - 19% (an increase of approximately 18% - 25% on a constant currency basis).

•	Year-over-year increase in revenue of approximately 9% - 16%.

•	Year-over-year increase in gross profit of approximately 14% - 21% (an increase of approximately 20% - 27% on a constant currency basis).

•	Adjusted EBITDA of approximately $580 million to $620 million.

•	Non-GAAP net income per diluted share between $9.00 and $9.60.
Non-GAAP guidance for the 1st quarter 2016:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes the impact, if any, of significant costs related to acquisitions,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments, and

•	includes the dilutive impact of unvested restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.
In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense and income taxes and includes the impact of foreign currency transactions and other expenses.
The Priceline Group highlighted that its forecast assumes currency exchange rates of $1.12 per Euro and $1.44 per British Pound for the remainder of the quarter, which results in average exchange rates for the quarter that would be 2% weaker for the Euro and 5% weaker for the British Pound as compared to the prior year. Therefore, currency exchange rates are expected to reduce the Company's growth rates expressed in U.S. dollars as compared to prior year periods.
We evaluate our results of operations on both an as reported and constant currency basis.  We calculate constant currency by converting our current-period financial results for transactions recorded in currencies other than U.S. Dollars using the prior-period monthly average exchange rates rather than the current-period monthly average exchange rates.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $244 million in the 1st quarter 2016. In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $108 million in the 1st quarter 2016. The Group estimates GAAP net income per diluted share between $6.90 and $7.50 for the 1st quarter 2016.
Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for travel services;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to expand successfully in international markets;
-- our online advertising efficiency;
-- any change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;
-- adverse changes in the Group's relationships with travel service providers;
-- systems-related failures and/or security breaches;
-- the ability to attract and retain qualified personnel; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results. Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income and interest expense and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment, significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings and significant acquisition costs.
Non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors (though competitors may calculate similar non-GAAP financial measures differently than those calculated by the Group). These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information for the three and twelve months ended December 31, 2015 and 2014 are adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or credits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, including the net reversal of previously accrued travel transaction taxes (including estimated interest and penalties) of $30.1 million, in the twelve months ended December 31, 2015, principally related to a favorable ruling in the State of Hawaii, are excluded because the amount and timing of these items are unpredictable, are not driven by core operating results and render comparisons with prior periods less meaningful. There were no such charges or credits in the twelve months ended December 31, 2014.

•	Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above; and

◦
additional unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.

About The Priceline Group
The Priceline Group (NASDAQ: PCLN) is the world leader in online travel and related services, provided to customers and partners in over 220 countries through six primary brands - Booking.com, priceline.com , KAYAK, agoda.com, rentalcars.com, and OpenTable. The Priceline Group’s mission is to help people experience the world.  For more information, visit PricelineGroup.com.

###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@pricelinegroup.com

The Priceline Group Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2015	2014 (1)
ASSETS
Current assets:
Cash and cash equivalents	$1,477,265	$3,148,651
Restricted cash	806	843
Short-term investments	1,171,246	1,142,182
Accounts receivable, net of allowance for doubtful accounts of $15,014 and $14,212, respectively	645,169	643,894
Prepaid expenses and other current assets	258,751	178,050
Total current assets	3,553,237	5,113,620
Property and equipment, net	274,786	198,953
Intangible assets, net	2,167,533	2,334,761
Goodwill	3,375,000	3,326,474
Long-term investments	7,931,363	3,755,653
Other assets	118,656	41,516
Total assets	$17,420,575	$14,770,977

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$322,842	$281,480
Accrued expenses and other current liabilities	681,587	599,515
Deferred merchant bookings	434,881	460,558
Convertible debt	—	37,150
Total current liabilities	1,439,310	1,378,703
Deferred income taxes	892,576	897,848
Other long-term liabilities	134,777	103,533
Long-term debt	6,158,443	3,823,870
Total liabilities	8,625,106	6,203,954

Convertible debt	—	329

Stockholders' equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 62,039,516 and 61,821,097 shares issued, respectively	482	480
Treasury stock, 12,427,945 and 9,888,024, respectively	(5,826,640)	(2,737,585)
Additional paid-in capital	5,184,910	4,923,196
Accumulated earnings	9,191,865	6,640,505
Accumulated other comprehensive income (loss)	244,852	(259,902)
Total stockholders' equity	8,795,469	8,566,694
Total liabilities and stockholders' equity	$17,420,575	$14,770,977

(1) The balance sheet as of December 31, 2014 has been adjusted to reflect the adoption of accounting updates requiring that all current and non-current deferred taxes be reported as non-current and to reflect debt issuance costs as a direct deduction from its related debt liability. See Note 2 to our Consolidated Financial Statements in our Annual Report on Form 10-K filed on February 17, 2016.

The Priceline Group Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Agency revenues	$1,400,724	$1,230,633	$6,527,898	$5,845,802
Merchant revenues	445,782	478,268	2,082,973	2,186,054
Advertising and other revenues	153,489	131,196	613,116	410,115
Total revenues	1,999,995	1,840,097	9,223,987	8,441,971
Cost of revenues	120,612	165,412	632,180	857,841
Gross profit	1,879,383	1,674,685	8,591,807	7,584,130
Operating expenses:
Advertising — Online	582,056	499,904	2,797,237	2,360,221
Advertising — Offline	33,360	48,216	214,685	231,309
Sales and marketing	83,685	85,454	353,221	310,910
Personnel, including stock-based compensation of $74,949, $66,318, $247,395 and $186,425, respectively	312,757	274,337	1,166,226	950,191
General and administrative	106,591	90,919	415,420	352,869
Information technology	32,270	25,430	113,617	97,498
Depreciation and amortization	70,764	71,558	272,494	207,820
Total operating expenses	1,221,483	1,095,818	5,332,900	4,510,818
Operating income	657,900	578,867	3,258,907	3,073,312
Other income (expense):
Interest income	16,414	8,768	55,729	13,933
Interest expense	(43,767)	(30,549)	(160,229)	(88,353)
Foreign currency transactions and other	(14,017)	(5,045)	(26,087)	(9,444)
Total other income (expense)	(41,370)	(26,826)	(130,587)	(83,864)
Earnings before income taxes	616,530	552,041	3,128,320	2,989,448
Income tax expense	112,261	100,210	576,960	567,695
Net income applicable to common stockholders	$504,269	$451,831	$2,551,360	$2,421,753
Net income applicable to common stockholders per basic common share	$10.14	$8.65	$50.09	$46.30
Weighted average number of basic common shares outstanding	49,741	52,245	50,940	52,301
Net income applicable to common stockholders per diluted common share	$10.00	$8.56	$49.45	$45.67
Weighted average number of diluted common shares outstanding	50,403	52,777	51,593	53,023

The Priceline Group Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2015	2014 (2)	2013 (2)
OPERATING ACTIVITIES:
Net income	$2,551,360	$2,421,753	$1,892,798
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	101,517	78,241	48,365
Amortization	170,977	129,579	69,610
Provision for uncollectible accounts, net	24,324	22,990	16,451
Deferred income tax expense (benefit)	(61,335)	31,707	(11,104)
Stock-based compensation expense and other stock-based payments	249,133	189,292	142,098
Amortization of debt issuance costs	7,578	5,229	7,898
Amortization of debt discount	66,687	54,731	55,718
Loss on early extinguishment of debt	3	6,270	26,661
Changes in assets and liabilities:
Accounts receivable	(68,694)	(182,209)	(111,572)
Prepaid expenses and other current assets	(81,611)	(48,932)	(6,909)
Accounts payable, accrued expenses and other current liabilities	166,201	203,870	182,163
Other	(23,909)	1,876	(10,741)
Net cash provided by operating activities	3,102,231	2,914,397	2,301,436

INVESTING ACTIVITIES:
Purchase of investments	(8,669,690)	(10,552,214)	(9,955,800)
Proceeds from sale of investments	5,084,238	10,902,500	8,291,283
Additions to property and equipment	(173,915)	(131,504)	(84,445)
Acquisitions and other equity investments, net of cash acquired	(140,338)	(2,496,366)	(331,918)
Proceeds from foreign currency contracts	453,818	14,354	3,266
Payments on foreign currency contracts	(448,640)	(94,661)	(81,870)
Change in restricted cash	9	9,347	(2,783)
Net cash used in investing activities	(3,894,518)	(2,348,544)	(2,162,267)

FINANCING ACTIVITIES:
Proceeds from revolving credit facility	225,000	995,000	—
Payments related to revolving credit facility	(225,000)	(995,000)	—
Proceeds from the issuance of long-term debt	2,399,034	2,264,753	978,982
Payment of debt issuance costs - revolving credit facility	(4,005)	—	—
Payments related to conversion of senior notes	(147,629)	(125,136)	(414,569)
Repurchase of common stock	(3,089,055)	(750,378)	(883,515)
Payments of contingent consideration	(10,700)	—	—
Payments to purchase subsidiary shares from noncontrolling interests	—	—	(192,530)
Payments of stock issuance costs	—	—	(1,191)
Proceeds from exercise of stock options	20,851	16,389	91,607
Proceeds from the termination of conversion spread hedges	—	—	19
Excess tax benefits on stock-based awards	101,508	23,366	17,686
Net cash (used in) provided by financing activities	(729,996)	1,428,994	(403,511)
Effect of exchange rate changes on cash and cash equivalents	(149,103)	(136,190)	17,987
Net (decrease) increase in cash and cash equivalents	(1,671,386)	1,858,657	(246,355)
Cash and cash equivalents, beginning of period	3,148,651	1,289,994	1,536,349
Cash and cash equivalents, end of period	$1,477,265	$3,148,651	$1,289,994

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$534,105	$491,530	$391,169
Cash paid during the period for interest	$54,299	$16,950	$20,954
Non-cash fair value increase for redeemable noncontrolling interests	$—	$—	$42,522
Non-cash investing activity for contingent consideration	$9,170	$10,700	$—
Non-cash financing activity for acquisitions	$—	$13,751	$1,546,748

(2) Cash Flow Statements for the years ended December 31, 2014 and 2013 have been adjusted to reflect the adoption of an accounting update requiring debt issuance costs to be reported as a direct deduction from its related debt liability. See Note 2 to our Consolidated Financial Statements in our Annual Report on Form 10-K filed on February 17, 2016.

The Priceline Group Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended December 31,		Year Ended December 31,
		2015	2014	2015	2014
	GAAP Gross profit	$1,879,383	$1,674,685	$8,591,807	$7,584,130

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	(30,059)	—

	Non-GAAP Gross profit	$1,879,383	$1,674,685	$8,561,748	$7,584,130

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended December 31,		Year Ended December 31,
		2015	2014	2015	2014
	GAAP Operating income	$657,900	$578,867	$3,258,907	$3,073,312

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	(30,059)	—
(b)	Stock-based employee compensation	74,949	66,318	247,395	186,425
(c)	Amortization of intangible assets	42,767	48,021	170,977	129,579

	Non-GAAP Operating income	$775,616	$693,206	$3,647,220	$3,389,316

	Non-GAAP Operating income as a % of Non-GAAP Gross profit	41.3%	41.4%	42.6%	44.7%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended December 31,		Year Ended December 31,
		2015	2014	2015	2014
	GAAP Net income applicable to common stockholders	$504,269	$451,831	$2,551,360	$2,421,753

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	(30,059)	—
(b)	Stock-based employee compensation	74,949	66,318	247,395	186,425
(d)	Depreciation and amortization	70,764	71,558	272,494	207,820
(e)	Interest income	(16,414)	(8,768)	(55,729)	(13,933)
(e)	Interest expense	43,767	30,549	160,229	88,353
(f)	Loss on early extinguishment of debt	—	16	3	6,270
(g)	Income tax expense	112,261	100,210	576,960	567,695

	Adjusted EBITDA	$789,596	$711,714	$3,722,653	$3,464,383

The Priceline Group Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended December 31,		Year Ended December 31,
		2015	2014	2015	2014
	GAAP Net income applicable to common stockholders	$504,269	$451,831	$2,551,360	$2,421,753

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	(30,059)	—
(b)	Stock-based employee compensation	74,949	66,318	247,395	186,425
(c)	Amortization of intangible assets	42,767	48,021	170,977	129,579
(f)	Debt discount amortization related to convertible debt	15,832	14,724	62,885	51,804
(f)	Loss on early extinguishment of debt	—	16	3	6,270
(h)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	3,150	(4,233)	24,157	46,870
	Non-GAAP Net income applicable to common stockholders	$640,967	$576,677	$3,026,718	$2,842,701

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended December 31,		Year Ended December 31,
		2015	2014	2015	2014
	GAAP weighted-average number of diluted common shares outstanding	50,403	52,777	51,593	53,023

(i)	Adjustment for unvested restricted stock units and performance units	342	380	300	300
	Non-GAAP weighted-average number of diluted common shares outstanding	50,745	53,157	51,893	53,323
	Net income applicable to common stockholders per diluted common share
	GAAP	$10.00	$8.56	$49.45	$45.67
	Non-GAAP	$12.63	$10.85	$58.33	$53.31

(a)	Adjustment for travel transaction taxes (including estimated interest and penalties) principally related to a favorable ruling in the State of Hawaii is recorded in Cost of revenues.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Amortization of intangible assets is recorded in Depreciation and amortization.
(d)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(e)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(f)
Non-cash interest expense related to the amortization of debt discount and loss on early extinguishment of convertible debt are recorded in Interest expense and Foreign currency transactions and other, respectively.

(g)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(h)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(i)
Additional shares related to unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude employee stock-based compensation expense.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

The Priceline Group Inc.
Statistical Data
In millions
(Unaudited)

Gross Bookings	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15
International	$7,758	$10,643	$11,682	$12,080	$9,233	$12,104	$13,092	$13,078	$10,697
U.S.	1,379	1,637	1,856	1,743	1,426	1,672	1,868	1,700	1,317
Total	$9,138	$12,280	$13,538	$13,823	$10,659	$13,775	$14,960	$14,778	$12,015

Agency	$7,576	$10,516	$11,581	$11,821	$8,974	$11,908	$12,867	$12,850	$10,344
Merchant	1,562	1,764	1,957	2,002	1,685	1,867	2,094	1,928	1,670
Total	$9,138	$12,280	$13,538	$13,823	$10,659	$13,775	$14,960	$14,778	$12,015

Year/Year Growth
International	41.2%	36.8%	36.2%	31.6%	19.0%	13.7%	12.1%	8.3%	15.9%
excluding F/X impact	42%	38%	35%	32%	27%	29%	30%	25%	29%
U.S.	26.5%	19.5%	20.6%	9.9%	3.4%	2.1%	0.7%	(2.5)%	(7.6)%

Agency	42.9%	37.5%	37.4%	31.0%	18.5%	13.2%	11.1%	8.7%	15.3%
Merchant	21.8%	17.2%	15.7%	15.0%	7.9%	5.8%	7.0%	(3.7)%	(0.9)%

Total	38.8%	34.2%	33.8%	28.4%	16.7%	12.2%	10.5%	6.9%	12.7%
excluding F/X impact	39%	35%	32%	29%	23%	26%	26%	22%	24%

Units Sold	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15
Hotel Room-Nights	63.1	83.4	89.6	94.8	78.2	104.6	113.1	115.6	99.1
Year/Year Growth	36.5%	32.0%	29.2%	26.7%	24.0%	25.4%	26.2%	22.0%	26.6%

Rental Car Days	9.5	12.3	14.3	14.2	11.0	14.6	17.2	16.0	12.2
Year/Year Growth	32.3%	24.6%	14.4%	18.1%	16.1%	18.0%	20.1%	13.0%	10.6%

Airline Tickets	1.8	2.0	2.1	2.0	1.7	2.0	2.1	2.0	1.7
Year/Year Growth	28.1%	22.6%	22.3%	8.0%	(4.0)%	(3.2)%	0.3%	(1.1)%	(2.6)%

	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15
Revenue	$1,541.2	$1,641.8	$2,123.6	$2,836.5	$1,840.1	$1,840.7	$2,280.4	$3,102.9	$2,000.0
Year/Year Growth	29.4%	26.1%	26.4%	25.0%	19.4%	12.1%	7.4%	9.4%	8.7%

Gross Profit	$1,333.3	$1,406.5	$1,883.0	$2,620.0	$1,674.7	$1,672.2	$2,092.9	$2,947.3	$1,879.4
Year/Year Growth	41.9%	39.3%	36.1%	31.7%	25.6%	18.9%	11.1%	12.5%	12.2%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers. International gross bookings consist of the gross bookings of Booking.com, agoda.com and rentalcars.com, in each case regardless of where the consumer is resident, from where the consumer makes a reservation or where the travel service is provided.